Exhibit 5

September 16, 2016

Washington Gas Light Company
101 Constitution Avenue, N.W.
Washington, D.C. 20080

Re:    Medium-Term Notes, Series K

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Corporate Secretary of Washington Gas Light Company (the “Company”), I submit this opinion of counsel in connection with the issuance by the Company on the date hereof of $250,000,000 aggregate principal amount of Medium-Term Notes, Series K (the “Debt Securities”), pursuant to that certain indenture, dated as of September 1, 1991 (the “Base Indenture”), as amended by that certain supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of September 1, 1993, each between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”). The Debt Securities have been registered on a Registration Statement on Form S-3, Registration No. 333-206576 (the “Registration Statement”), including the prospectus included therein (the “Prospectus”), filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Act”), on August 26, 2015 and declared effective on September 10, 2015. Copies of the Base Indenture and the Supplemental Indenture are incorporated by reference as exhibits to the Registration Statement.

In arriving at the opinions expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the Indenture and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. As to any facts material to these opinions, I have relied to the extent I deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Based on the foregoing and subject to the qualifications and limitations expressed below, I am of the opinion that:

Assuming that no stop order is in effect with respect to the Registration Statement and that the Indenture has been qualified under the Trust Indenture Act of 1939; when the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; and when such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive distribution, purchase, underwriting or similar agreement; and if all the foregoing actions are taken pursuant to authority granted in duly adopted resolutions of the Company’s Board of Directors, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption “Legal Opinions” in the prospectus included in the Registration Statement. In giving my consent, I do not thereby admit that I am within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Leslie T. Thornton

Leslie T. Thornton
Senior Vice President, General Counsel and
Corporate Secretary